Exhibit 10.1

A.                                    Performance Criteria for Incentive Plan Awards for Year 2014 Pursuant to the 2003 Executive Incentive Plan

1.                                      Awardees:

a.                                      Henry J. Herrmann

b.                                      Michael L. Avery

c.                                       Brent K. Bloss

d.                                      Thomas W. Butch

e.                                       Philip J. Sanders

2.                                      Performance Goal:

a.                                      The aggregate Incentive Plan Award to the Awardees shall equal six percent of the Adjusted 2014 Operating Income (defined below).  The aggregate Incentive Plan Award shall be allocated among the Awardees as follows:

Awardee	Portion of Aggregate Incentive Plan Award
Henry J. Herrmann	25%
Michael L. Avery	25%
Brent K. Bloss	10%
Thomas W. Butch	20%
Philip J. Sanders	20%

Notwithstanding the foregoing, the Compensation Committee may, in its sole discretion, elect to award each Awardee less of the Incentive Plan Award for the 2014 Year than is set forth above, provided that any such decrease in the Incentive Plan Award for any one Awardee shall not increase the award for any other Awardee.

b.                                      The term “Adjusted 2014 Operating Income” means the operating income of the Company for its fiscal year ending December 31, 2014 (the “2014 Year”), determined pursuant to generally accepted accounting principles, adjusted as follows:  (i) such amount shall be increased by the Company’s interest expense for the 2014 Year; (ii) such amount shall be increased by the Company’s federal, state and local income taxes for the 2014 Year; (iii) such amount shall be increased by bonuses paid under Company executive compensation and deferred compensation plans for the 2014 Year; (iv) such amount shall be increased by losses from publicly-disclosed transactions entered into during the 2014 Year that the Compensation Committee considers to be extraordinary or non-recurring; (v) such amount shall be decreased by gains from publicly-disclosed transactions entered into during the 2014 Year that the Compensation Committee considers to be extraordinary or non-recurring; (vi) such amount shall be increased by any net losses during the 2014 Year from entities, trades or businesses and lines of businesses acquired from unrelated parties (“2014 Acquisitions”); and (vii) such amount shall be decreased by any net profits during the 2014 Year from entities, trades or businesses and lines of businesses acquired pursuant to 2014 Acquisitions.

B.                                    Performance Criteria for Restricted Stock Awards for Year 2014 Pursuant to the 1998 Stock Incentive Plan

1.                                      Awardees:

a.                                      Henry J. Herrmann

b.                                      Michael L. Avery

c.                                       Brent K. Bloss

d.                                      Thomas W. Butch

e.                                       Philip J. Sanders

2.                                      Performance Goal:

a.                                      The aggregate Restricted Stock Award to the Awardees shall equal 600,000 shares of Company common stock, provided that no such award shall be made unless the Threshold Condition (defined below) is met.  The aggregate Restricted Stock Plan Award shall be allocated among the Awardees as follows:

Awardee	Portion of Aggregate Incentive Plan Award
Henry J. Herrmann	25%
Michael L. Avery	25%
Brent K. Bloss	10%
Thomas W. Butch	20%
Philip J. Sanders	20%

Notwithstanding the foregoing, the Compensation Committee may, in its sole discretion, elect to award each Awardee less of a Restricted Stock Plan Award for the 2014 Year than is set forth above, provided that any such decrease in the Restricted Stock Plan Award for any one Awardee shall not increase the award for any other Awardee.  These awards, if any, are to be granted in December 2014.

b.                                      The term “Threshold Condition” means that the quotient of (i) Adjusted 2014 Operating Income (defined in Section A), divided by (ii) Adjusted 2014 Equity (defined below), equals or exceeds 0.40.

c.                                       The term “Adjusted 2014 Equity” means the quotient of (i) the sum of Beginning 2014 Equity (defined below) plus Adjusted Ending 2014 Equity (defined below), divided by (ii) 2.0.

d.                                      The term “Beginning 2014 Equity” means the shareholders equity of the Company as of January 1, 2014, determined pursuant to generally accepted accounting principles.

e.                                       The term “Adjusted Ending 2014 Equity” means the shareholders equity of the Company as of December 31, 2014, determined pursuant to generally accepted accounting principles, adjusted as follows:  (i) such amount shall be increased by bonuses paid under Company executive compensation and deferred compensation plans for the 2014 Year; (ii) such amount shall be increased by losses from publicly-disclosed transactions entered into during the 2014 Year that the Compensation Committee considers extraordinary or non-recurring; (iii) such amount shall be decreased by gains from publicly-disclosed transactions entered into during the 2014 Year that the Compensation Committee considers to be extraordinary or non-recurring; (iv) such amount shall be increased by any net losses during the 2014 Year from entities, trades or businesses and lines of businesses acquired pursuant to 2014 Acquisitions; and (v) such amount shall be decreased by any net profits during the 2014 Year from entities, trades or businesses and lines of businesses acquired pursuant to 2014 Acquisitions.